Transamerica Center                                         Application Part 1
1150 South Olive                                   Individual Life Insurance
Los Angeles CA 90015



[] Transamerica Occidental Life Insurance Company [] Transamerica Assurance Company (check one)

Questions 1 through 7 relate to:
[] Proposed Insured under individual policy
[] Proposed Insured under juvenile policy (Also complete is 1a-7a) [] First Proposed Insured under joint life policy

Questions 1a through 7a relate to:
[] Spouse of Insured it Family Insurance is applied for [] Applicant for a juvenile policy [] Second Proposed Insured under joint life policy

1. Name:
         First                      Middle
         Last                       Title
         Social Security Number

2.       Residence Address:  Give No., Street, City, State and Zip Code

3. Sex [] Male [] Female 4. Date of Birth
            Month             Day              Year

5.       Age (Nearest Birthday) 6. Place of Birth

7.       Occupation (Industry & Duties) How long in this occupation? Name of
         Employer:
         Address:

1a. Name:
         First                      Middle
         Last                       Title
         Social Security Number

2a.      Residence Address:  Give No., Street, City, State and Zip Code

3a. Sex [] Male [] Female 4a. Date of Birth
                      Month             Day              Year

5a.      Age (Nearest Birthday) 6a. Place of Birth

7a.      Occupation (Industry & Duties) How long in this occupation? Name of
         Employer:
         Address:

8.                           Telephone No. Business Residence

9.       Name and Amount of Plan Applied for (completed 11, 12 or 15)

10.                          Class of Risk Applied For:

11.                          Whole Life or Endowment Insurance (Including
                             Trendsetter 20)

a.                           Automatic Premium Loan [] effective [] ineffective
                             b. Dividend Option (for participating plans only) [] cash [] paid-up additions [] premium reduction [] accumulations
         [] other (specify)

12. Term Insurance - Non-Participating
a. Term Period ____Years   c. Face Amount [] Level [] Decreasing

    [] Convertible                  d. Move Over Option [] Yes [] No
b. [] Non-Convertible               e. Amortization Rate _____%

13.      Additional Benefits by Rider

[] WP    [] Convertible                     [] FR (2 Parent)  Units
         [] Non-Convertible

[] AI    $                                  [] FR (1 Parent)  Units

[] GIR Per Option $                         [] CR                      Units

[] Other (Specify Amount) __________

[]       PI (Juvenile Policy Only) [] Death[] Death or Disability

[]       Monthly Income Rider (Complete APE-11)

Joint Life Plans:  The benefits desired apply to:  [] Both Proposed Insureds
[] One Proposed Insured  Name:______________
14. Children to be covered under Family or Children's Rider (Show additional Children & details in Remarks on Page 2):

         Name            Sex                       Ins. Age          Birthdate

Child _______________________________________________________________
Child _______________________________________________________________
Child _______________________________________________________________
Child _______________________________________________________________

a. Are there any children on whom coverage is not being requested? [] yes [] no
b. Are there any children shown above who do not live with the applicant? [] yes [] no (If "Yes", give name and reason in Remarks on Page 2.)

15.  Complete for Flexible Premium Plans

         Planned Periodic Premium   $________________
         Per:  []A         []S      []Q     []M
         Plus Initial Lump Sum      +________________
         Equals Total Initial Payment       =________________

16.a. Mode of Premium Payment:

         [] Annually
         [] Semi-Annually
         [] Quarterly  if available
         [] Monthly

16.b. Billing Type will be Direct collection unless otherwise noted.

         [] Pre-Authorized Check (Q& M only) [] Salary Deduction No. _______ [] Mortgage Franchise No. ______ [] Government Allotment (M only)

17.      Special Information for Premium Notices
         a. (Complete if other than address on Question 2 is to be used) Name:
         ___________________________ Address: _________________________ b. Is
         combined billing requested? [] Yes [] No If "Yes", give details in Remarks on Page 2.

18. OWNER. Complete if Proposed Insured is an adult. If Proposed Insured is under age 16, complete instead Questions 25-27. The owner will be
         [] Proposed Insured [] The Joint Insureds [] Other (Complete below) If "Other" the owner is: [] Individual 5.5 or Tax No.
         [] Corporation [] Partnership Employer [] Trustee J Identification No.

         Full Name
         Address:

19. Beneficiary: Print full name and relationship to Proposed Insured. If more than one, then equally to the survivors unless otherwise indicated.

If the policy or rider provides monthly income payments the beneficiary has the right, unless withdrawn, to receive the commuted value of such payments in one sum, Indicate if the right is to be withdrawn:
------------------------------


Complete questions 20 through 24 with respect to all persons to be covered.

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20.      Foreign Travel, Aviation and Military: YES NO a. Except for vacation trips, does any person to be covered intend to travel outside the U.S. or Canada within the next two years? If "Yes", give details in Remark.
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         b. Does any person to be covered intend to fly other than as a passenger or has he or she flown other than as a passenger during the past two year? If "Yes", complete Aviation Questionnaire.
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         c. Is any person to be covered a member, or does he or she intend to become a member, of the armed forces including reserves? If "Yes" give details in Remarks.
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21. Avocation and Sports:
         Does any person to be covered participate in recreational activities involving:
         a. Aeronautics (including hang-gliding, ultra light, soaring, sky diving, ballooning)?
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         b. Powered racing or competitive vehicles (including motor cycles, automobiles and motorcycles, automobiles and motor boats)
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         c. Recreational vehicles over open terrain, trails, sand, snow or ice
         (including snowmobiles, dirt bikes and dune buggies)?
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         d. Any of the following skin or scuba diving, mountain climbing, rodeos, competitive skiing? If "Yes", to any of the above, complete an Avocation and Sports Questionnaire.
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22. Other Insurance:
         a. Has any company declined to issue, reinstate or renew, rated, modified, postponed or cancelled, any life or health insurance on any person to be covered?
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         b. Will insurance, including annuities, in any company be discontinued
         or changed if the insurance applied for is issued?
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         c. Is any application for life or health insurance on any person to be covered pending in any other company? Explain any "Yes" in Remarks. Give name of company and person affected.
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         d. Life Insurance now in force (Personal) $____________
         (All companies)                       (Business) $____________
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         e. Accidental Death insurance now in force $ ____________
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         f. Disability Income insurance (Group and Individual coverage) now in force
         $-------------
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23. Smoking Habits:
         a. Has any person to be covered smoked tobacco cigarettes in the past year? If "Yes", indicate in Remarks the person and number of cigarettes per day.
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         b. Is tobacco other than cigarettes used by any person to be covered?
         If "Yes", give details in Remarks including frequency of use.
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24. Driving Record:

         a. What is your Driver's License No.________ State _______ Within the past 3 years, has any person to be covered been convicted of or pleaded guilty to:
b. Three or more moving violations and or accidents? c. Driving under the influence of alcohol and/or drugs?
         If "Yes", give name of person(s) affected and explain in Remarks.
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Complete questions 25 through 27 with respect to juvenile policies only.
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25. Owner of Policy on a Juvenile:
The applicant identified in Questions 1a through 7a on page 1 will be the owner unless a different owner is specifically shown in the Remarks.
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Relationship to Proposed Insured (child) ____________. If other than parent or grandparent, either a parent or guardian must sign this application in addition to the Applicant.
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26. Give full name of parents:
Father ____________________
Mother ___________________
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27. State the total amount of life insurance on each brother and sister of the child.

Name ______________     Amount  _______________
Name ______________     Amount  _______________
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If more space is required, answer in Remarks.
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Remarks:





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Home Office Changes in the Application:



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It is represented that the statements and answers giver in this application are true, complete, and correctly recorded to the best of my (our) knowledge and belief. It is agreed that: (1) This application shall consist of Part I and Part II and shall be the basis of any policy issued on this application, (2) Except as otherwise provided in the conditional receipt, if issued, with the same number as Part I of this application, any policy issued on this application shall not take effect unless all of the following conditions are met: (a) The full first premium is paid, (b) The policy is delivered to the owner during the lifetime of the person(s) to be covered by such policy, and (c) All of the statements and answers given in this application to the best of my (our) knowledge and belief continue to be true and complete as of the date of delivery f the policy; (3) No waiver or modification shall be binding upon the Company unless in writing and signed by the President or a Vice President and the Secretary or an Assistant Secretary; (4) The Company may indicate changes in the space for Home Office Changes in the Application for administrative purposes only. Any other changes in this application shall be subject to written consent by the owner.

Amount paid with this Application: $ _____________________

Signed at _________________________________ on, ________, 19 ___.

---------------------------------------       ------------------------------
Witness to all signatures                     Signature of adult to be insured
(Licensed Resident Agent, as required)

Countersigned
(if your state requires) _____________________________        _________________
                           (Licensed Resident Agent)      Printed name of above
--------------------------------------------         -------------------------
Owner, if other than Proposed Insured, must sign above


---------------------------------------

 Signature of other adult to be insured, if any

 ----------------------------


If owner is a corporation, an authorized officer Printed name of above other than the Proposed Insured must sign on the "Owner" line. Give title and full name of the corporation on the next line.

                       AUTHORIZATION TO OBTAIN INFORMATION

[] TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMANY [] TRANSAMERICA ASSURANCE
COMPANY
("the Company")

I/we authorize any physician, medical practitioner, hospital, clinic, other medical or medically related facility, insuring or reinsuring company, the Medical Information Bureau, Inc., consumer reporting agency, or employer having information available as to diagnosis treatment and prognosis with respect to any physical or mental condition and or treatment of me (us) or my (our) minor children and any other non-medical information of me (us) or my (our) minor children to give the Company or its legal representative any and a such information.

I (we) understand the information obtained by use of the Authorization will be used by the Company to determine eligibility for insurance and eligibility for benefits under an existing policy. Any information obtained will not be released by the Company to any person or organization except to reinsuring companies, the Medical Information Bureau, Inc., or other persons or organizations per forming business or legal services in connection with my (our) application, claim, or as may be otherwise lawfully required or as I (we) may authorize.

I (we) know that I (we) may request to receive a copy of this Authorization.

I (we) agree that a photographic copy of this Authorization shall be as valid as the original.

I (we) agree this Authorization shall be valid for two and one half years from the date shown below.

I (we) understand that if an investigative consumer report is ordered in connection with this application, I (we) may elect to be inter viewed in connection with the preparation of the report and, upon request, I (we) will be provided with a copy of the report. I (we) elect to be interviewed if an investigative consumer report is prepared: [] Yes [] No

I (we) acknowledge receipt of the Notice of Disclosure of Information.

Signed this __________ day of ____________________,  19____.

-----------------------------               -----------------------------------
Name of Minor Child                         Signature of Proposed Insured
                                            (or parent or guardian if
                                            proposed insured is a minor)
-----------------------------
Name of Minor Child

-----------------------------             ---------------------------------
Name of Minor Child                       Signature of Spouse, if to be covered

                       NOTICE OF DISCLOSURE OF INFORMATION

Information regarding your insurability will be treated as confidential except that the Company may make a brief report to the Medical Information Bureau, a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. Upon requests by another member insurance company to which you have applied for life or health insurance or to which a clam is submitted, the Medical Information Bureau will supply such company with the information it may have in its files. The Company may also release information in its files to reinsurers ad to other life insurance companies to which you may apply for life or health insurance, or to which a acclaim is submitted.

Upon receipt of a request from you, the Medical Information Bureau will arrange disclosure of any information it may have in your file. Medical information will only be disclosed to your attending physician. If you question the accuracy of information in the Bureau's file you may seek correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone (617) 4263660.

MPA 6N-185                                         NO. 092636

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
TRANSAMERICA ASSURANCE COMPANY

                               CONDITIONAL RECEIPT

[] TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
[] TRANSAMERICA ASSURANCE COMPANY

A payment of $ ________ was received from for the insurance applied 10' with the application having the same number as this receipt. This receipt is not valid unless it is signed by an agent of the Company. This receipt is not valid unless the amount paid with the application, if paid by check or draft is honored on first presentation for payment.

IMPORTANT: The payment is received subject to the conditions on the other side of this receipt. This receipt does not provide any insurance until its conditions are met.
Dated at ____________________ on ______________ 19 ___________
_____________________________              Type of Policy ____________________
Agent

All premium checks must be made payable to the Company. Do not make checks payable to the agent or leave the payee blank. If you do not hear from the Company regarding the proposed insurance within 30 days, notify the Company at its Home Office in Los Angeles, California giving the name of the agent, date and amount paid and the number of this receipt.

                     AUTHORIZATION FOR PARTICIPATION IN THE
                        PREAUTHORIZED WITHDRAWAL PROGRAM

[] TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
[] TRANSAMERICA ASSURANCE COMPANY

I request and authorize the Company to make withdrawals by draft or electronic transfer, from my account with the Financial Institution named above for premiums and other such payments indicated above. I request that the withdrawal be on or about the days when payment(s) fall due except that if a withdrawal is to pay for premiums on more than one policy. It is to be drawn on or about the middle of the month unless some other date is requested. I request that this Authorization unless previously revoked continue to apply to any conversion, renewal or change later made in the policies. I understand that this Authorization shall become effective only after the initial premium(s) has been paid. I agree that this Authorization in no way affects the terms of the policy other than the mode of payment and I understand that if premiums are not paid within the grace period allowed by a policy as in the event any such withdrawal being dishonored or for any other reason then the policy shall terminate subject to any nonforfeiture provisions in the policy

------------------------   --------------------------------------------
Date                                        Bank Signature of Depositor

------------------------   --------------------------------------------
Witness                             Signature of Policyowner if Not Depositor


ATTENTION:
We have been authorized to withdraw premiums by preauthorized checks or electronic funds transfer payable to the Company. A sample check has been obtained for the purpose of correctly positioning the MICR symbols and numbers, therefore a specification sheet will not be needed. Thank you for your cooperation.

Special Collections Dept.

AUTHORIZATION TO HONOR WITHDRAWALS MADE BY:
[] TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
[] TRANSAMERICA ASSURANCE COMPANY TO: BANK NAMED ON THE REVERSE SIDE

As a convenience to me, I hereby request the Financial Institution named above to accept and honor the draft or transfer withdrawals from my account. I agree that your rights in respect to each draft or transfer shall be the same as if it were a check drawn on you and signed personally by me and that you shall be fully protected in honoring such draft or transfer. I further agree that if any such withdrawal is dishonored, whether with or without cause and whether intentionally or inadvertently, the Financial Institution shall be under no liability whatsoever if such dishonor results in the forfeiture of insurance. These Authorizations shall remain in effect until revoked in writing, mailed to the other parties at the address of record. The Company or Financial Institution shall have a reasonable time to act on the revocation notice.

I have retained a copy of these Authorizations

------------------------   --------------------------------------------
Date                                        Bank Signature of Depositor


NOTE: If you have not also received an indemnification from the company please notify them and you will be sent one.

                             Application Supplement
                        Variable Universal Life Insurance


Application Number _____________________
Application Date ________________________

The Proposed Insured, or the Owner, if other than the Proposed Insured:

1. requests that the net premium payments (as described in the prospectus) be allocated to the Transamerica Occidental Life Separate Account (SA) as follows:


Investment               Allocation for            Allocation for
Divisions                Premiums                  Deductions

Money Market               _______%                  _______%

Common Stock               _______%                  _______%

Balanced                   _______%                  _______%

Aggressive Stock           _______%                  _______%

                              100%                      100%
                              ====                  ========


la. requests that the Death Benefit include the Policy Gross Value;

[] YES (Option II) [] NO (Option I)

2. acknowledges receipt of the current prospectus, dated ___________ for the Variable Universal Life Insurance contract;

3. UNDERSTANDS THAT THE DEATH BENEFIT (except supplementary benefits) MAY INCREASE OR DECREASE DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE;

4. UNDERSTANDSTHATTHE POLICY GROSS VALUE MAY INCREASE OR DECREASE DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE AND THAT THERE IS NO GUARANTEED MINIMUM POLICY GROSS VALUE;

5. believes that this contract will meet insurance needs and financial objectives;

6. understands that any personalized illustrations received are based on hypothetical interest assumptions which may not be indicative of actual future investment experience in our Separate Account.

+All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33 1/3% cannot).

It is agreed that this Supplement shall be part of the application for the policy.

Signed at _________________________ on ______________,19___


___________________________________ and   _________________________________
Licensed Resident Agent &                   Proposed Insured must sign above
Registered Representative

                          -----------------------------------
                          Owner, if other than Proposed Insured, must sign above

                          If owner is a
                          corporation the
                          signature and
                          title of an
                          authorized officer
                          other than the
                          Proposed Insured
                          is required and
                          the full name of
                          the corporation
                          must be shown.